SECURITIES AND EXCHANGE COMMISSION

                           Washington,  D.C.  20549

                                  Form  8-K

                                CURRENT REPORT




   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 2, 1996
                                                ----------------



                             State Bancorp, Inc.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


  New York                         0 - 14874            11 - 2846511
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(State or other jurisdiction     (Commission           ( IRS Employer
    of incorporation)            File Number)          Identification Number)



699 Hillside Avenue, New Hyde Park,  N.Y.                  11040 - 2512
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(Address of principal executive offices)                   (Zip code)



Registrant's telephone number, including area code      (516) 437 - 1000
                                                    --------------------------




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        (Former name or former address, if changed since last report)

ITEM 5 - OTHER EVENTS

On August 2, 1996, the Registrant issued 465,713 shares of common stock in connection with its recently completed Rights Offering. Shares were sold at a price of $12.00 per share to stockholders of record as of April 26, 1996. Net proceeds of approximately $5.5 million will be added to the Company's equity capital base to increase its capacity for growth and for other working capital needs. The Company has 5,080,086 shares of common stock outstanding after the issuance of these shares.




                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                              STATE BANCORP, INC.



DATE:  AUGUST 9, 1996


                                                 BY:  s/Daniel T. Rowe
                                                 ----------------------------
                                                 Daniel T. Rowe, Secretary